United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 18, 1998


                         Canada Southern Petroleum Ltd.
             (Exact Name of registrant as specified in its charter)


    Nova Scotia, Canada                   1-3793                 98-0085412
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)


            Suite 1410, One Palliser Square, 125 Ninth Avenue, S.E.,
                        Calgary, Alberta, Canada T2P 1G2
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (403) 269-7741


                                 Not Applicable
         (Former name or former address, if changed since last report.)



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                                    FORM 8-K

                         CANADA SOUTHERN PETROLEUM LTD.





Item 5.  Other Events

          On September 18, 1998, the Company reported that it has completed the presentation of its case against Amoco Canada and several other partners in the Kotaneelee gas field and presented evidence that the Company sustained monetary damages of approximately Cdn. $100 million.

         A press release relating to these developments is filed herewith as an exhibit and incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits

          (c)   Exhibits

                (99)   Additional Exhibits

                       (a) Press release of the registrant dated September 18, 1998.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  CANADA SOUTHERN PETROLEUM LTD.
                                                           (Registrant)



                                                   By /s/ M. A. Ashton
                                                          M. A. Ashton
                                                          President


Date:  September 18, 1998